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                                                                      EXHIBIT 24
                                                         EMPLOYEE BENEFIT PLANS/
                                                     MEDIUM-TERM NOTES, SERIES F


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints HAROLD A. WAGNER or ARNOLD H. KAPLAN or JAMES H. AGGER, acting severally, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign (A) Form S-8 Registration Statements and amendments thereto pertaining to interests in and/or Common Stock issued under the Air Products and Chemicals, Inc. Long-Term Incentive Plan, the Air Products and Chemicals, Inc. 1997 Long-Term Incentive Plan (formerly the 1990 Long-Term Incentive Plan), the Air Products and Chemicals, Inc. Retirement Savings and Stock Ownership Plan, the Air Products PLC (formerly Air Products Limited) UK Savings-Related Share Option Scheme, and the 1996 Employee Stock Option Award, which may be required in connection with
(i) the registration of interests in and/or Common Stock for issuance under such plans as may be necessary from time to time in accordance with the provisions of such plans, (ii) amendments to said plans heretofore or hereafter approved by the Board or the Management Development and Compensation Committee of the Board or by Air Products PLC or (iii) any fundamental change in the information contained in such Registration Statements, and (B) any amendments to Registration Statement No. 333-02461 for the registration of $500,000,000 aggregate principal amount of Medium-Term Notes, Series F, of Air Products and Chemicals, Inc., and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                                  TITLE                                  DATE
    /s/ Harold A. Wagner                Director, Chairman of the Board, Chief          November 21, 1996
--------------------------------        Executive Officer and
        Harold A. Wagner                Employee Benefit Plans Committee
                                        Member
                                        (Principal Executive Officer)


    /s/ Dexter F. Baker                 Director                                        November 21, 1996
--------------------------------
        Dexter F. Baker

    /s/ Tom H. Barrett                  Director                 November 21, 1996
--------------------------------
        Tom H. Barrett


    /s/ L. Paul Bremer, III             Director                 November 21, 1996
--------------------------------
        L. Paul Bremer, III


    /s/ Robert Cizik                    Director                 November 21, 1996
--------------------------------
        Robert Cizik


    /s/ Ruth M. Davis                   Director                 November 21, 1996
--------------------------------
        Ruth M. Davis


    /s/ Joseph J. Kaminski              Director                 November 21, 1996
--------------------------------
        Joseph J. Kaminski


    /s/ Terry R. Lautenbach             Director                 November 21, 1996
--------------------------------
        Terry R. Lautenbach


    /s/ Ruud F. M. Lubbers              Director                 November 21, 1996
--------------------------------
        Ruud F. M. Lubbers


    /s/ Judith Rodin                    Director                 November 21, 1996
--------------------------------
        Judith Rodin


    /s/ Takeo Shiina                    Director                 November 21, 1996
--------------------------------
        Takeo Shiina


    /s/ Lawrason D. Thomas              Director                 November 21, 1996
--------------------------------
        Lawrason D. Thomas



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